                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 1 of 2

                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                    Three months ended
                                               -----------------------------
                                               December 30,     December 24,
                                                   1995            1994
                                               ------------     ------------

EARNINGS APPLICABLE TO COMMON STOCK            $ 6,037          $ 8,676
                                               =======          =======


AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES


Average common shares outstanding               20,771           20,692
Assumed conversion or exercise of:
  Warrants                                       2,377            2,245
  Stock Options                                    679              245
  Restricted Stock                                  29               31
                                                ------           ------
Weighted average common and common
 equivalent shares                              23,856           23,213
                                                ======           ======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                               $  .25           $  .37
                                                ======           ======

                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 2 of 2


                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                     Three months ended
                                                -----------------------------
                                                December 30,     December 24,
                                                   1995              1994
                                                ------------     ------------
EARNINGS APPLICABLE TO FULLY
 DILUTED SHARES                                $ 6,037           $ 8,676
                                               =======           =======


 FULLY DILUTED SHARES


 Average common shares outstanding              20,771            20,692
 Assumed conversion or exercise of:
   Warrants                                      2,380             2,245
   Stock Options                                   691               245
   Restricted Stock                                 33                34

                                                ------            ------

 Fully diluted shares                           23,875            23,216
                                                ======            ======

 EARNINGS PER SHARE ASSUMING
  FULL DILUTION                                 $  .25            $  .37
                                                ======            ======
